Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Astera Labs, Inc. of our report dated February 20, 2024 relating to the financial statements, which appears in Astera Labs, Inc.’s Amendment No. 3 to the Registration Statement on Form S-1.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

March 19, 2024